Exhibit 4.4

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUALBE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

ELECTRONIC CIGARETTES INTERNATIONAL GROUP, LTD. (Incorporated under the laws of NEVADA)

SPECIAL WARRANT CERTIFICATE no. 1

CERTIFICATE NO. SW- 1	SPECIAL WARRANTS, each of which will be converted into one Underlying Share at no additional cost

THIS IS TO CERTIFY THAT FOR VALUE RECEIVED

________________ (hereinafter referred to as the "Holder") is the registered holder of the number of Special Warrants specified above.

Special Warrants are issued subject to the terms and conditions appended hereto as Schedule "A".

IN WITNESS WHEREOF, the Company has caused this Special Warrant Certificate to be executed and issued by a duly authorized officer of the Company effective this 13th day of March, 2015 (the “Issuance Date”).

ELECTRONIC CIGARETTES INTERNATIONAL

GROUP, LTD.

By:

Name:

Title:

(The Terms and Conditions attached hereto form an integral part of this Special Warrant Certificate)

schedule "a"

terms and conditions of special warrants of ELECTRONIC CIGARETTES INTERNATIONAL GROUP, LTD.

1.	Conversion into Underlying Shares.

(a)	Right to Acquire Underlying Shares. Each Special Warrant, upon conversion at any time up to March 13, 2025 (the “End Date”), in each case as described below, will entitle the Holder to receive one Underlying Share, for no further payment or additional consideration. On the End Date, the remaining unconverted Special Warrants shall automatically convert into Underlying Shares.

(b)	Conversion. Subject to the restrictions in Section 1(c), Special Warrants may be converted by the Holder by delivery of a conversion form to the Company. In such event the certificate representing the Underlying Shares will bear any restrictive legends required by applicable Securities Laws. However, so long as the Company complies with Rule 144(i)(2) of the Securities Act and the Holder is ___________, the Underlying Shares may be sold pursuant to Rule 144 of the Securities Act without restriction. As of March 13, 2015, the Company complies with Rule 144(i)(2) of the Securities Act and the Company covenants and agrees that it will use its best efforts to continue to comply with Rule 144(i)(2) of the Securities Act so long as the Special Warrants remain outstanding. The Company shall cause its counsel to issue any legal opinions deemed necessary or appropriate by the Holder to issue the Underlying Shares free of any restrictive legend or other impediment on free transferability under federal and state securities laws.

(c)	Certain Restrictions on Conversion. No conversion will be permitted to the extent that after giving effect to such conversion, the Holder (together with the Holder’s affiliates, and any other persons acting as a group together with the holder or any of the Holder’s affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). The determination of whether the Special Warrant is convertible (in relation to other securities owned by the Holder together with any affiliates) and of which portion of this Special Warrant is convertible shall be in the sole discretion of the Holder, and the submission of a notice of conversion shall be deemed to be the Holder’s determination that the Special Warrant is convertible in accordance with the terms hereof (in relation to other securities owned by the Holder together with any affiliates) and of which portion of the Special Warrant is convertible, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section 1(c), in determining the number of outstanding Shares, a Holder may rely on the number of outstanding Shares as reflected in (A) the Company’s most recent report filed with the SEC, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or its transfer agent setting forth the number of Shares outstanding. Upon the written or oral request of the Holder, the Company shall within two Business Days confirm orally and in writing to the Holder the number of Shares then outstanding. The “Beneficial Ownership Limitation” shall be 4.9% of the number of Shares outstanding immediately after giving effect to the issuance of Underlying Shares issuable upon conversion of the Special Warrant. The Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 1(c), provided that the Beneficial Ownership Limitation in no event exceeds 9.9% of the number of Shares of outstanding immediately after giving effect to the issuance of Underlying Shares upon conversion of the Special Warrant held by the holder and the provisions of this Section 1(c) shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(c) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

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2.	Manner of Effecting Conversion

2.1          Subject to Section 1(c) above, the Holder may convert the Special Warrants evidenced by this Special Warrant Certificate by:

(a)	duly completing and executing the Conversion Form attached hereto, which may be delivered to the Company by e-mail at phil.anderson@ecigcorporate.com; and

(b)	once this Special Warrant Certificate has been fully converted, surrendering this Special Warrant Certificate at the offices of the Company at 14200 Ironwood Drive, Grand Rapids, MI 49534, attn: Philip Anderson, phil.anderson@ecigcorporate.com.

(c)	Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Special Warrant Certificate to the Company until this Special Warrant Certificate has been converted in full, in which case, the Holder shall surrender this Special Warrant Certificate to the Company for cancellation as provided above. Partial conversions of this Special Warrant Certificate resulting in conversions of a portion of the total number of Underlying Shares available hereunder shall have the effect of lowering the outstanding number of Underlying Shares issuable hereunder in an amount equal to the applicable number of Underlying Shares issued. The Holder and the Company shall maintain records showing the number of Underlying Shares issued and the date of such issuances. The Holder and any assignee, by acceptance of this Special Warrant Certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following the conversion of a portion of this Special Warrant Certificate into Underlying Shares, the number of Underlying Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

2.2          Delivery of Underlying Shares. Underlying Shares hereunder shall be transmitted by the Company or its transfer agent to the Holder by crediting the account of the Holder’s prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) by the date that is three (3) Trading Days after the delivery to the Company of the Conversion Form (such date, the “Share Delivery Date”). In addition to any other rights available to the Holder, if the Company fails to transmit to the Holder the Underlying Shares pursuant to a conversion on or before the Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, Shares to deliver in satisfaction of a sale by the Holder of the Underlying Shares which the Holder anticipated receiving upon such conversion (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Shares so purchased exceeds (y) the amount obtained by multiplying (1) the number of Underlying Shares that the Company was required to deliver to the Holder in connection with the conversion at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Special Warrants and equivalent number of Underlying Shares for which such conversion was not honored (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of Shares that would have been issued had the Company timely complied with its delivery obligations hereunder. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Shares upon conversion of the Special Warrants as required pursuant to the terms hereof.

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3.          Covenants Regarding Reservation of Sufficient Underlying Shares, etc. The Company agrees with the Holder that so long as any Special Warrants shall remain outstanding it will reserve and keep available a sufficient number of Underlying Shares for the purpose of enabling it to satisfy its obligations to issue the Underlying Shares issuable upon the conversion of the Special Warrants, as may be adjusted hereby, and will cause the Underlying Shares from time to time acquired pursuant to the conversion of the Special Warrants to be duly issued and delivered at no additional cost in the name of the holder in accordance with the terms hereof. However, with regard to the ability of the Holder to initially convert the Special Warrant into Underlying Shares, this ability shall be subject to the Company implementing the reverse stock split and the amendment to the Company’s Articles of Incorporation as set forth in the Proxy Statement of the Company dated January 27, 2015. The Underlying Shares will be issued as fully and free from all liens, charges and encumbrances.

4.	Capital Adjustments

4.1          If at any time after the date hereof and prior to the expiration of the Special Warrants, and provided that any Special Warrants remain unconverted, there shall be:

(a)	a reclassification of the Underlying Shares, a change in the Underlying Shares into other shares or securities, a subdivision or consolidation of the Underlying Shares into a greater or lesser number of Underlying Shares, or any other capital reorganization, or

(b)	a consolidation, amalgamation or merger of the Company with or into any other Company other than a consolidation, amalgamation or merger which does not result in any reclassification of the outstanding Underlying Shares or a change of the Underlying Shares into other shares or securities,

(any of such events being called a “Capital Reorganization”) any Holders who shall thereafter acquire Underlying Shares pursuant to the Special Warrant shall be entitled to receive, at no additional cost, and shall accept in lieu of the number of Underlying Shares to which such Holder was theretofore entitled to acquire upon such conversion, the aggregate number of shares, other securities or other property which such Holder should have been entitled to receive as a result of such Capital Reorganization if, on the effective date or record date thereof as the case may be, the Holder had been the registered holder of the number of Underlying Shares to which such Holder was theretofore entitled to acquire upon conversion of the Special Warrants. If determined appropriate by the Company acting reasonably, appropriate adjustments shall be made in the application of the provisions set forth herein with respect to the rights and interests of the Holder relative to a Capital Reorganization, to the end that the provisions set forth herein shall correspond as nearly as may be reasonably possible to the effect of the Capital Reorganization in relation to any shares, other securities or other property thereafter deliverable upon the conversion of any Special Warrants.

4.2          In case at any time:

(a)	the Company shall pay any dividend payable in stock upon its Underlying Shares or make any distribution to the holders of its Underlying Shares;

(b)	the Company shall offer for subscription pro rata to the holders of its Underlying Shares any additional shares or stock of any class or other rights;

(c)	there shall be any subdivision, consolidation, capital reorganization, or reclassification of the capital stock of the Issuer, or merger, amalgamation or arrangement of the Issuer with, or sale of all or substantially all of its assets to, another Company; or

(d)	there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company,

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the Company shall give to the Holder at least sixty five days’ prior written notice of the date on which the books of the Company shall close or a record shall be established for such dividend, distribution or subscription rights, or for determining rights to vote with respect to such subdivision, consolidation, capital reorganization, reclassification, merger, amalgamation, arrangement, sale, dissolution, liquidation or winding-up, and in the case of any such subdivision, consolidation, capital reorganization, reclassification, merger, amalgamation, arrangement, sale, dissolution, liquidation or winding-up, at least twenty days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Underlying Shares shall be entitled thereto, and such notice in accordance with the foregoing shall also specify, in the case of any such subdivision, consolidation, capital reorganization, reclassification, merger, amalgamation, arrangement, sale, dissolution, liquidation or winding-up, the date on which the holders of Underlying Shares shall be entitled to exchange their Underlying Shares for securities or other property deliverable upon such subdivision, consolidation, capital reorganization, reclassification, merger, amalgamation, arrangement, sale, dissolution, liquidation or winding-up as the case may be. Each such written notice shall be given by first class mail, postage prepaid, addressed to the Holder at its address as shown on the books of the Company. In addition, the Holder shall be entitled to participate in any dividend or distribution to all holders of Shares of cash, evidences of indebtedness or other assets, property or securities, to the same extent that the Holder would have participated therein if the Holder had held the number of Underlying Shares issued upon such conversion of all of the Special Warrants immediately before the date on which a record is taken for such dividend or distribution, or, if no such record is taken, the date as of which the record holders of Shares are to be determined for the participation in such dividend or distribution. For the term of the Special Warrants, the Company shall hold such dividends or distributions for the benefit of the Holder until the Holder converts all or any of the Special Warrants.

4.3          [Intentionally Omitted.]

4.4          No adjustment shall be made in respect of any event described herein if the Holder is entitled to participate in such event on the same terms, without amendment, as if the Holder had converted the Special Warrants prior to or on the effective date or record date of such event. The adjustments provided for herein are cumulative and such adjustments shall be made successively whenever an event referred to herein shall occur, subject to the limitations provided for herein. No adjustment shall be made in the number or kind of Underlying Shares or other securities which may be acquired on the conversion of a Special Warrant unless it would result in a change of at least one-tenth of a Common Share or other security. Any adjustment which may by reason of this paragraph not be required to be made shall be carried forward and then taken into consideration in any subsequent adjustment.

4.5          Notwithstanding any adjustments provided for herein or otherwise, the Company shall not be required, upon the conversion of any Special Warrants, to issue fractional Underlying Shares or other securities in satisfaction of its obligations hereunder and any fractions shall be eliminated. To the extent that the Holder would otherwise be entitled to acquire a fraction of a Common Share or other security, such right may be converted in respect of such fraction only in combination with other rights which in the aggregate entitle the Holder to acquire a whole number of Underlying Shares or other securities. The Company will not pay any cash compensation to any Holder for the cancellation of fractional shares.

5.	Partial Conversion, Exchange and Replacement of Certificates

5.1          In the event any of the Special Warrant Certificates shall be mutilated, lost, destroyed or stolen, the Company, subject to applicable law, shall, at the expense of the Holder, issue a new Special Warrant Certificate of like denomination, date and tenor as the one mutilated, lost, destroyed or stolen in exchange for and in place of and upon cancellation of such mutilated Special Warrant Certificate, or in lieu of and in substitution for such lost, destroyed or stolen Special Warrant Certificate, and the substituted Special Warrant Certificate shall be in a form approved by the Company and the Holder thereof shall be entitled to the benefits of the original Special Warrant Certificate and shall rank equally in accordance with its terms with all other Special Warrant Certificates issued at the same time as the original Special Warrant Certificate.

5.2          The registered Holder of this Special Warrant Certificate may, at any time prior to the conversion of the Special Warrants, upon surrender hereof to the Company, exchange this Special Warrant Certificate for other Special Warrant Certificates entitling the Holder to acquire, in the aggregate, the same number of Underlying Shares as may be acquired under this Special Warrant Certificate.

5.3          The holding of the Special Warrants evidenced by this Special Warrant Certificate shall not constitute the Holder hereof a shareholder of the Company or entitle the Holder to any right or interest in respect thereof except as expressly provided in this Special Warrant Certificate.

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5.4          Prior to the conversion, the Special Warrants represented by this Special Warrant Certificate shall be deemed to be surrendered only upon personal delivery hereof or, if sent by mail or other means of transmission, upon actual receipt thereof by the Company.

5.5          Following the full conversion of this Special Warrant Certificate, this Special Warrant Certificate will be cancelled and the rights of the Holder hereunder (other than the right of the Holder to receive certificates representing the Underlying Shares issued on such conversion which right will survive until the Holder has received the certificates) will terminate. Immediately after the conversion, this Special Warrant Certificate will be cancelled and the rights of the Holder hereunder (other than the right of the holder to receive Underlying Shares issued on conversion of the Special Warrant Certificate, which rights will survive until the Holder has received the Underlying Shares) will terminate.

5.6          Upon the date of conversion of these Special Warrants, the person or persons in whose name or names the Underlying Shares issuable upon conversion of the Special Warrants are to be issued shall be deemed for all purposes to be the holder or holders of record of such Underlying Shares and the Company covenants that it will cause a certificate or certificates representing such Underlying Shares to be delivered or mailed to the person or persons listed in a register of Special Warrant holders kept by the Company or, as applicable, at the address or addresses specified in the Conversion Form (if the same has been provided to the Company prior to such mailing) within five (5) business days.

5.7          The registered Holder of these Special Warrants may acquire any lesser number of Underlying Shares than the number of Underlying Shares which may be acquired for the Special Warrants represented by this Special Warrant Certificate. In such event, the Holder, without charge therefor, shall be entitled to receive a new Special Warrant Certificate for the balance of the Underlying Shares which may be acquired. No fractional Underlying Shares will be issued. To the extent that the Holder would otherwise have been entitled to receive, on the conversion or partial conversion of Special Warrants, a fraction of a Common Share, the Holder may convert that right in respect of the fraction only in combination with another Special Warrant(s) that in aggregate entitle the Holder to purchase a whole number of Underlying Shares. If not so converted, the Company shall not pay any amounts to the Holder in satisfaction of the right to otherwise have received a fraction of a Common Share. Notice

5.8          The notice provision provided in Section 5.04 of the Securities Exchange Agreement dated the Issuance Date shall apply to this Special Warrant Certificate.

6.	Miscellaneous

6.1          This Special Warrant Certificate shall be construed in accordance with the laws of the state of New York except to the extent Nevada law applies since the Company is a Nevada corporation. The parties submit to the exclusive jurisdiction of the state and federal courts located in New York County, New York for any action, dispute or proceeding arising hereunder.

6.2          Time shall be of the essence hereof.

6.3          The Company will execute and deliver the irrevocable transfer agent instructions in the form attached hereto as Schedule 1 to its transfer agent by not later than March 13, 2013.

7.	Certain Definitions:

7.1          In addition to other terms defined in the body hereof, the following terms have the meanings defined below:

(a)	“beneficially own(s)” means to own within the meaning of Section 13(d) of the Exchange Act and the rules and regulations of the SEC promulgated thereunder;

(b)	“Common Stock Equivalent” means any securities of the Company which would entitle the holder thereof to acquire at any time Shares, including, without limitation, any debt, preferred stock, warrants, options or other instruments convertible into or exercisable or exchangeable for Shares;

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(c)	“Company” means Electronic Cigarettes International Group, Ltd.

(d)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(e)	“Group” means a group of beneficial owners within the meaning of Section 13(d) of the Exchange Act and the rules and regulations of the SEC promulgated thereunder;

(f)	“SEC” means the Securities and Exchange Commission;

(g)	“Securities Act” means the Securities Act of 1933, as amended;

(h)	“Securities Laws” means the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated under the Securities Act and the Exchange Act;

(i)	“Shares” means shares of common stock of the Company;

(j)	“Underlying Shares” means the Shares to be issued on the conversion of the Special Warrants.

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conversion FORM

TO:	ELECTRONIC CIGARETTES INTERNATIONAL GROUP, LTD.

The undersigned registered holder of the within Special Warrants hereby irrevocably converts the right to acquire _____________________ Underlying Shares of Electronic Cigarettes International Group, Ltd. (the "Company") (or such number of other securities or property to which Special Warrants entitle the undersigned in lieu thereof or in addition thereto) in accordance with and subject to the provisions of the annexed Special Warrant Certificate.

DATED this        day of ______________________, 201__.

Signature Guaranteed	Signature (Signature of Special Warrantholder to be the same as appears on the face of the Special Warrant Certificate)

(Name in Full – Please Print)

Notes:

Instructions: The registered holder may convert its right to receive Underlying Shares by completing this form and surrendering this form and the Special Warrant Certificate representing the Special Warrants being converted to the Company at its office at 14200 Ironwood Drive, Grand Rapids, MI 49534, attn: Philip Anderson, phil.anderson@ecigcorporate.com. Certificates for Underlying Shares will be made available for pick-up or, at the request of the holder, delivered or mailed within five (5)  business days after the conversion of the Special Warrants. If the Conversion Form is signed by a Company, executor, administrator, curator, guardian, attorney, officer of a Company or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Company.

The above signed hereby directs that the said Underlying Shares be issued and registered as follows:

Name(s) in Full:

Address(es) in Full:

(including postal code)

No. of Underlying Shares:	__________________________

Note: If further nominees are intended, please attach (and initial) schedule giving these particulars.

BY EXCERCISING THIS SPECIAL WARRANT YOU WILL RECEIVE UNDERLYING SHARES THAT MAY BE SUBJECT TO RESALE RESRICTIONS

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Schedule 1

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